UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2014

EQUINIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lagoon Drive, 4th Floor Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On and effective as of December 18, 2014, the Board of Directors (the “Board”) of Equinix, Inc. (“Equinix”) adopted Amended and Restated Bylaws to add a forum selection provision, as Section 7.9, to efficiently manage and reduce the costs of multi-jurisdictional litigation. The forum selection provision provides that unless Equinix consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Equinix, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of Equinix to Equinix or Equinix’s stockholders, (iii) any action asserting a claim against Equinix or any director or officer or other employee of Equinix arising pursuant to any provision of the Delaware General Corporation Law or Equinix’s Certificate of Incorporation or the Amended and Restated Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against Equinix or any director or officer or other employee of Equinix governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing summary is qualified in its entirety by reference to the full text of Equinix’s Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On December 23, 2014, Equinix announced that the Board unanimously approved Equinix’s conversion to a real estate investment trust (“REIT”) for federal income tax purposes effective for Equinix’s taxable year commencing January 1, 2015. Consequently, Equinix will begin its first day as a REIT on January 1, 2015.

As previously announced, as part of its REIT conversion plan, Equinix is seeking a private letter ruling (“PLR”) from the U.S. Internal Revenue Service (“IRS”) related to numerous technical tax issues. Equinix has not received its PLR from the IRS, but, based on existing legal precedent, opinions of counsel and the fact that many other data center companies currently operate as REITs, Equinix believes that it will qualify for taxation as a REIT and that it will receive a favorable PLR, if not by the end of the year, then early in 2015.

As a result of the Board’s approval of the REIT conversion, Equinix expects to reevaluate its U.S. deferred tax assets in 2014. This will result in a significant write-off of Equinix’s U.S. deferred tax assets to income tax expense for the year, which is a non-cash tax expense. Equinix expects to record in the fourth quarter of 2014 a non-cash tax provision ranging between $330-$370 million, which will impact net income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When Equinix uses words such as “believes”, “expects”, “anticipates”, “estimates”, “plans” or similar expressions, Equinix is making forward-looking statements. Although Equinix believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. For example:

•	This Current Report states that Equinix believes it will receive a favorable PLR, if not by the end of the year, then early in 2015. In fact, Equinix cannot provide assurance that the IRS will ultimately provide it with a favorable PLR or as to the timing of receipt of a favorable PLR.

•	This Current Report provides an estimated range of a non-cash tax provision expense that Equinix expects to recognize in the fourth quarter of 2014. The actual amount of the non-cash tax provision expense recognized by Equinix may be materially different from its current estimates.

You should not rely upon forward-looking statements except as statements of Equinix’s present intentions and of Equinix’s present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. Except as required by law, Equinix undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures Equinix has made in its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, including the section entitled “Risk Factors”, each of which Equinix has filed with the Securities and Exchange Commission (“SEC”), as updated by Equinix’s subsequent filings with the SEC, as well as other documents Equinix files with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

3.1	Amended and Restated Bylaws of Equinix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: December 23, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Equinix, Inc.